UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 21, 2022

Guaranty Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23325 (Commission File Number)	43-1792717 (IRS Employer Identification No.)

2144 E. Republic Road, Suite F200

Springfield, Missouri 65804

(Address of principal executive offices, including zip code)

(833) 875-2492

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Securities Holders.

On March 21, 2022, Guaranty Federal Bancshares, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, 2,608,472 shares of common stock, or approximately 59.5% of the total eligible voting shares, which represented a quorum, were represented at the Special Meeting in person or by proxy and voted on the proposals presented at the Special Meeting as follows:

Proposal One – Adoption of the Merger Agreement

The first proposal (the “Merger Proposal”) was to approve the adoption of the Agreement and Plan of Merger, dated as of November 9, 2021 (the “Merger Agreement”), between the Company and QCR Holdings, Inc. (“QCR”), pursuant to which the Company will merge with and into QCR (the “Merger”), and the transactions contemplated therein. The Company’s stockholders approved the Merger Proposal by the following votes:

Votes For	Votes Against	Abstentions
2,529,120	70,550	8,802

Proposal Two – Advisory Vote on Executive Compensation

The second proposal (the “Compensation Proposal”) was to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. The Company’s stockholders approved, by a non-binding advisory vote, the Compensation Proposal by the following votes:

Votes For	Votes Against	Abstentions
1,915,511	665,772	27,189

Proposal Three – Adjournment Proposal

The third proposal (the “Adjournment Proposal”) was to approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein (including the Merger). However, the Adjournment Proposal was rendered moot due to the approval of the Merger Proposal, and no vote was held.

Item 8.01	Other Events.

On March 22, 2022, the Company issued a press release announcing the final voting results of the Special Meeting, as well announcing the election deadline, March 25, 2022, for the Company’s stockholders to complete the election form previously mailed to the stockholders, pursuant to which the stockholders may elect to receive, as consideration in the Merger with respect to each share of common stock of the Company owned by such stockholder, (i) $30.50 in cash, (ii) 0.58775 shares of QCR common stock, or (iii) mixed consideration of $6.10 in cash and 0.4702 shares of QCR common stock, subject to certain adjustments, with total consideration to consist of 80% stock and 20% cash, as further described in the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Guaranty Federal Bancshares, Inc. dated March 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

By:	/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer

Date: March 22, 2022

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